UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 28, 2016

Cognex Corporation
(Exact Name of Registrant as Specified in Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

001-34218	04-2713778
(Commission File Number)	(IRS Employer Identification No.)

One Vision Drive, Natick, Massachusetts	01760-2059
(Address of Principal Executive Offices)	(Zip Code)

(508) 650-3000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On April 28, 2016, the Company held its 2016 Annual Meeting of Shareholders.  The Company previously reported the results of the voting on the matters submitted to the shareholders at this Meeting. This Current Report on Form 8-K/A is to correct the number of shares voted with respect to certain matters as noted below. The corrections did not, however, affect the results of the vote on any of these proposals.

As of the record date for the Meeting, there were 84,990,759 shares of common stock of the Company outstanding and entitled to vote.  The 78,427,145 shares represented at the Meeting were voted as follows:

1.	The election of Robert J. Shillman, Anthony Sun and Robert J. Willett as Directors to serve for a term ending in 2019. Each nominee for director was elected by a vote of the shareholders as follows:

			Broker
	For	Withhold	Non-Votes

Robert J. Shillman	46,308,898	25,170,418	6,947,829
Anthony Sun	41,371,076	30,108,240	6,947,829
Robert J. Willett	53,347,298	18,132,018	6,947,829

2.	To amend the Articles of Organization and By-laws to implement majority voting for uncontested elections of directors. The proposal was approved by a vote of the shareholders as follows:

For 67,339,957
Against 4,101,073
Abstained 38,286
Broker Non-Votes 6,947,829

3.
To amend the Articles of Organization to increase the number of shares of common stock that the Company has the authority to issue from 140,000,000 to 200,000,000 shares.  The proposal was approved by a vote of the shareholders as follows:

For 76,855,612
Against 1,492,190
Abstained 79,343
Broker Non-Votes 0

4.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2016. The proposal was approved by a vote of the shareholders as follows:

For 78,195,302
Against 193,798
Abstained 38,045
Broker Non-Votes 0

5.
To cast a non-binding advisory vote to approve the compensation of the Company’s named executive officers as described in the Proxy Statement including the Compensation Discussion and Analysis, compensation tables and narrative discussion (“say-on-pay”).  The proposal was approved by a vote of the shareholders as follows:

For 68,953,560
Against 1,857,731
Abstained 668,025
Broker Non-Votes 6,947,829

No other matters were voted upon at the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COGNEX CORPORATION

Date: May 3, 2016	By:	/s/ Richard A. Morin
Name: Richard A. Morin
Title: Executive Vice President of Finance and Administration and Chief Financial Officer